Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Announces Preliminary Revenue
for Second Quarter of Fiscal 2017
Ahead of Presentation at 19th Annual Needham Growth Conference

--Company Will Report Results for Second Quarter of Fiscal 2017 on Thursday, January 26, 2017--

Irvine, Calif. – January 11, 2017 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX), a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets, today announced preliminary net revenue for its second fiscal quarter ended December 31, 2016.

The Company estimates net revenue for the second quarter of fiscal 2017 to be in the range of $10.9 -$11.1 million, representing year-over-year revenue growth in the range of 14-16%, compared with net revenue of $9.5 million for the second quarter of fiscal 2016.

“We experienced continued momentum with preliminary results showing year-over-year growth in sales in both our IoT and IT management product lines in the December quarter,” said Lantronix CEO Jeff Benck. “I’m grateful to our team for finishing the calendar year strong and demonstrating continued operational execution.”

Lantronix management will be presenting this week at the 19th Annual Needham Growth Conference in New York City. A webcast of the Company’s presentation will be available live on Thursday, January 12, 2017 at 9:20 a.m. Eastern Standard Time (6:20AM Pacific Standard Time) in the investor relations section of the Company’s website at www.lantronix.com.

The Company also announced that it will report its financial results for the fiscal year 2017 second quarter ended December 31, 2016 on January 26, 2017 after the close of the market. Management will host an investor conference call and audio webcast at 5:00 p.m. Eastern Standard Time (2:00 p.m. Pacific Standard Time) on Thursday, January 26, 2017 to discuss the Company’s fiscal year 2017 second quarter results.

To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q2 FY 2017 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Standard Time on Thursday, January 26, 2017 at www.lantronix.com. A telephonic replay will also be available through February 2, 2017 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10099548.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets. Our mission is to be the leading supplier of IoT gateways that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California, with offices in Europe and Asia. For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Contact:

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

ee.wang@lantronix.com
949-614-5879

Jeremy Whitaker

Chief Financial Officer

investors@lantronix.com

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